EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Invitrogen Corporation 1998 Employee Stock Purchase Plan (as amended through April 30, 2009) of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedule of Life Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 1, 2009